Exhibit 16.1

WEINBERG & COMPANY, P.A.
Certified Public Accountants

                    April 1, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Genex Pharmaceutical, Inc.
                 File Ref. No. 333-102118

We have read the statements that we understand Genex Pharmaceutical, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Certified Public Accountants